EXHIBIT 99
Pall Corporation Reports Third Quarter Results
East Hills, NY (June 8, 2009) — Pall Corporation (NYSE:PLL) today reported sales and earnings for the third quarter and nine months ended April 30, 2009.
Overview
Sales for the nine months were approximately $1.7 billion, a decrease of 3.3% in local currency (LC), and 9.3% including the impact of foreign currency translation, from a year earlier. Net earnings were $126.1 million, compared to $147.4 million in the period last year. Diluted earnings per share (EPS) were $1.05, compared to $1.19 a year earlier. Pro forma EPS, excluding restructuring and other charges, were $1.20 versus last year’s $1.36. The estimated impact of foreign currency translation reduced EPS by $0.10.
Third quarter sales were $555.9 million compared to $661.7 million in the third quarter of fiscal 2008, a decrease of 6.1% in LC and 16% including the impact of foreign currency translation. Net earnings were $44.2 million compared to $63.3 million in the third quarter of fiscal 2008. Diluted EPS were $0.37, down from $0.51 a year earlier. Pro forma EPS, excluding restructuring and other charges, were $0.42 versus last year’s $0.54. The estimated impact of foreign currency translation reduced EPS by $0.07.
Eric Krasnoff, Chairman and CEO, stated, “Pall’s continuing cost reduction and productivity improvement efforts helped cushion the impact of global recessionary forces. The sales deceleration has not worsened with the Q3 decline at 6% compared to 7% in Q2. Life Sciences returned to positive growth with a 4% increase in sales in the quarter.
The Aerospace and Municipal Water markets were positives in an otherwise distressed Industrial landscape. We continued to execute on plans to align operating costs to this business climate.”
Life Sciences — Third Quarter Highlights
(Dollar Amounts in Thousands)

Sales:	APR. 30, 2009	% CHANGE	% CHANGE IN LC
Medical (a)	$98,051	(4.1)	5.2
BioPharmaceuticals (a)	138,269	(8.3)	3.2

Total Life Sciences segment	$236,320	(6.6)	4.1

		% OF SALES

Gross profit	$124,658	52.7
Operating profit	$52,459	22.2

(a)	Amounts reflect inclusion of the Laboratory market within the BioPharmaceuticals market effective August 1, 2008.
All sales figures below are in LC
Medical sales increased 5.2% in the quarter driven by growth in the Blood Filtration and Hospital markets. The growth in the Blood Filtration market reflects increased sales to independent blood centers in the U.S., accompanied by growth in Europe and Asia.
Our well-positioned Hospital market benefited from customer and regulatory focus on reducing hospital-acquired infections. In particular, the Pall-AquasafeTM point-of-use hospital water product line performed well.

Sales in BioPharmaceuticals increased 3.2% driven by growth in consumables and systems sales to Pharmaceutical customers. Weak Laboratory results reduced overall BioPharmaceuticals growth by 2.7%. Asia had particularly strong pharmaceutical growth of almost 30%. Continued adoption of the Company’s expanding single-use technologies for biotechnology contributed in all geographies.
Life Sciences gross margin declined 20 basis points due to market mix. Pricing improved as did SG&A as a percentage of sales which decreased to 26.4%. This resulted in an overall improvement in operating margin.
Industrial — Third Quarter Highlights
(Dollar Amounts in Thousands)

Sales:	APR. 30, 2009	% CHANGE	% CHANGE IN LC
Energy, Water & Process Technologies	$207,382	(17.8)	(7.1)
Aerospace & Transportation	73,842	(6.7)	3.2
Microelectronics	38,339	(50.4)	(45.7)

Total Industrial segment	$319,563	(21.8)	(12.4)

		% OF SALES
Gross profit	$139,572	43.7
Operating profit	$40,569	12.7
All sales figures below are in LC
Energy, Water & Process Technologies (“EWPT”) sales decreased 7.1% primarily reflecting global weakness in Industrial Manufacturing as well as in the Food & Beverage market in Europe. Sales in energy-related markets were down slightly. The Municipal Water market continued its strong growth, increasing by 26.3%.
In Aerospace & Transportation, Military Aerospace sales continued to grow, increasing 10.9%, while Commercial Aerospace grew 24.6%. Sales in the Transportation market were down reflecting the severe contraction in global mobile equipment production and operations. Microelectronics sales decreased 45.7% reflecting continued weakness in the semiconductor and consumer electronics markets.
Industrial gross margin was negatively impacted by a change in market and product mix and volume reduction that more than offset price improvements and the benefits of lean manufacturing and cost reduction initiatives. SG&A decreased 10% (in LC) as a result of headcount reductions and other cost reduction programs. Operating profit was $40.6 million, while operating profit margin was 12.7%.
Conclusion/Outlook
Mr. Krasnoff concluded, “Strong cost control measures, well-established business improvement initiatives and our pricing excellence program have helped to attenuate the impact of a prolonged recession.
Some Industrial markets, particularly Microelectronics and Industrial manufacturing, remain a challenge to forecast. We continue to take out costs even as we position the company for an economic rebound. Life Sciences remains healthy overall. In particular, we welcome the return of positive growth in the Blood Filtration market.
Pall maintains a sound balance sheet and solid liquidity. At the end of the quarter, we had $320 million in cash. We also have reduced debt during this fiscal year. Cash flow from operations was $93 million in the quarter, a strong showing in this economic environment. We continue to manage to current conditions while remaining sharply focused on our long-term vision and strategy.”

Conference Call and Webcast
On Tuesday, June 9, 2009, at 8:30 am ET, Pall Corporation will host a conference call to review these results. The call will be webcast and individuals can access it at www.pall.com/investor. Listening to the webcast requires audio speakers and Microsoft Windows Media Player software. The webcast will be archived for 30 days.
About Pall Corporation
Pall Corporation is the global leader in the field of filtration, separation and purification. Pall is organized into two businesses: Life Sciences and Industrial. These businesses provide leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, energy, electronics, water purification, aerospace, transportation and broad industrial markets. Total revenues for fiscal year 2008 were $2.6 billion. The Company is headquartered in East Hills, New York and has extensive operations around the world. For more information visit Pall at http://www.pall.com.
Forward-Looking Statements
The matters discussed in this release contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All statements regarding future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “anticipate”, “should”, “believe”, “estimate”, “expect”, “intend”, “plan”, “predict”, “potential” or similar expressions about matters that are not historical facts. Forward-looking statements contained in this and other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” in the 2008 Form 10-K, and other reports the Company files with the Securities and Exchange Commission, including the impact of the current global recessionary environment and its likely depth and duration, the current credit market crisis, volatility in currency exchange rates and energy costs and other macro economic challenges currently affecting the Company, our customers (including their cash flow and payment practices) and vendors, and the effectiveness of our initiatives to mitigate the impact of the current environment. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them.
Management uses certain non-GAAP measurements to assess the Company’s current and future financial performance. The non-GAAP measurements do not replace the presentation of the Company’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing the Company’s financial position and results of operations. The Company has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of ongoing operations.

PALL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in Thousands)

	APR. 30, 2009	JULY 31, 2008

Assets:

Cash and cash equivalents	$320,063	$454,065
Accounts receivable	501,803	617,079
Inventories	455,164	492,977
Other current assets	177,530	95,518

Total current assets	1,454,560	1,659,639

Property, plant and equipment, net	640,173	662,985
Other assets	565,445	634,122

Total assets	$2,660,178	$2,956,746

Liabilities and Stockholders’ Equity:

Short-term debt	$17,228	$29,314
Accounts payable, income taxes and other current liabilities	516,786	544,649

Total current liabilities	534,014	573,963

Long-term debt	702,044	747,051
Deferred taxes and other non-current liabilities	354,278	496,497

Total liabilities	1,590,336	1,817,511

Stockholders’ equity	1,069,842	1,139,235

Total liabilities and stockholders’ equity	$2,660,178	$2,956,746

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(Amounts in thousands, except per share data)

	THIRD QUARTER ENDED				NINE MONTHS ENDED
	APR. 30, 2009		APR. 30, 2008		APR. 30, 2009		APR. 30, 2008

Net sales	$555,883		$661,680		$1,677,201		$1,848,434
Cost of sales	291,653		338,714		877,231		975,876

Gross profit	264,230		322,966		799,970		872,558

% of sales	47.5%		48.8%		47.7%		47.2%
Selling, general and administrative expenses	168,747		195,485		516,337		545,317
% of sales	30.4%		29.5%		30.8%		29.5%
Research and development	16,218		18,537		52,570		53,524

Earnings before restructuring and other charges/(gains), net (“ROTC”), interest expense, net, and income taxes	79,265		108,944		231,063		273,717

% of sales	14.3%		16.5%		13.8%		14.8%
ROTC	8,369	(a)	5,495	(b)	25,291	(a)	28,123	(b)
Interest expense, net	6,576		9,944		22,555		25,728

Earnings before income taxes	64,320		93,505		183,217		219,866
Provision for income taxes	20,158		30,231		57,097	(a)	72,502	(b)

Net earnings	$44,162		$63,274		$126,120		$147,364

Earnings per share:
Basic	$0.37		$0.51		$1.06		$1.20
Diluted	$0.37		$0.51		$1.05		$1.19

Average shares outstanding:
Basic	118,305		122,929		118,753		123,111
Diluted	119,065		124,159		119,689		124,316

Net earnings as reported	$44,162		$63,274		$126,120		$147,364
ROTC after pro forma tax effect	5,818	(a)	3,764	(b)	18,834	(a)	19,089	(b)
Tax adjustments	—		—		(1,426	) (a)	2,435	(b)

Pro forma earnings	$49,980		$67,038		$143,528		$168,888

Diluted earnings per share as reported	$0.37		$0.51		$1.05		$1.19
ROTC after pro forma tax effect	0.05	(a)	0.03	(b)	0.16	(a)	0.15	(b)
Tax adjustments	—		—		(0.01	) (a)	0.02	(b)

Pro forma diluted earnings per share	$0.42		$0.54		$1.20		$1.36

(a)	ROTC in the quarter is primarily comprised of severance and other costs related to the Company’s cost reduction programs. ROTC in the nine months is primarily comprised of severance and other costs related to the Company’s cost reduction programs, professional fees related to the previously reported matters that were under inquiry by the audit committee of the Company’s board of directors, an increase to previously established environmental reserves, the impairment of investments and capitalized software development costs and a charge to write-off in process research and development acquired in the acquisition of GeneSystems, SA.

Provision for income taxes includes a benefit in the nine months primarily resulting from an adjustment to the net tax cost of the repatriation of foreign earnings and newly enacted tax legislation. Pro forma earnings excludes these items as they are deemed to be non-recurring in nature.

(b)	ROTC in the quarter and the nine months is primarily comprised of severance and other costs related to the Company’s cost reduction programs and legal and other professional fees related to the previously reported matters that were under inquiry by the audit committee of the Company’s board of directors.

Provision for income taxes in the nine months includes a charge resulting from newly enacted tax legislation in a foreign tax jurisdiction. Pro forma earnings excludes this item as it is deemed to be non-recurring in nature.

PALL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in Thousands)

	NINE MONTHS ENDED
	APR. 30, 2009	APR. 30, 2008

Net cash provided by operating activities	$154,912	$16,455

Investing activities:

Acquisitions, net of cash acquired	(37,249)	—
Capital expenditures	(92,531)	(76,466)
Other	(13,514)	(561)

Net cash used by investing activities	(143,294)	(77,027)

Financing activities:

Dividends paid	(47,862)	(44,170)
Notes payable and long-term borrowings	(13,784)	98,540
Purchase of treasury stock	(64,884)	(78,211)
Other	15,747	16,266

Net cash used by financing activities	(110,783)	(7,575)

Cash flow for period	(99,165)	(68,147)
Cash and cash equivalents at beginning of year	454,065	443,036
Effect of exchange rate changes on cash	(34,837)	21,948

Cash and cash equivalents at end of period	$320,063	$396,837

Free cash flow:
Net cash provided by operating activities	$154,912	$16,455
Less capital expenditures	92,531	76,466

Free cash flow	$62,381	$(60,011)

PALL CORPORATION
SUMMARY OPERATING PROFIT BY SEGMENT
(Unaudited)
(Dollar Amounts in Thousands)

	THIRD QUARTER ENDED		NINE MONTHS ENDED
	APR. 30, 2009	APR. 30, 2008	APR. 30, 2009	APR. 30, 2008

Industrial
Sales	$319,563	$408,684	$995,530	$1,136,344
Cost of sales	179,991	219,545	550,039	630,104

Gross profit	139,572	189,139	445,491	506,240
% of sales	43.7%	46.3%	44.7%	44.5%

Selling, general and administrative expenses	92,530	114,557	290,990	315,977
% of sales	29.0%	28.0%	29.2%	27.8%
Research and development	6,473	8,401	22,944	23,562

Operating profit	$40,569	$66,181	$131,557	$166,701

% of sales	12.7%	16.2%	13.2%	14.7%

Life Sciences
Sales	$236,320	$252,996	$681,671	$712,090
Cost of sales	111,662	119,169	327,192	345,772

Gross profit	124,658	133,827	354,479	366,318
% of sales	52.7%	52.9%	52.0%	51.4%

Selling, general and administrative expenses	62,454	67,763	181,924	192,492
% of sales	26.4%	26.8%	26.7%	27.0%
Research and development	9,745	10,136	29,626	29,962

Operating profit	$52,459	$55,928	$142,929	$143,864

% of sales	22.2%	22.1%	21.0%	20.2%

CONSOLIDATED:
Operating profit	$93,028	$122,109	$274,486	$310,565
General corporate expenses	13,763	13,165	43,423	36,848

Earnings before ROTC, interest and income taxes	79,265	108,944	231,063	273,717
ROTC	8,369	5,495	25,291	28,123
Interest expense, net	6,576	9,944	22,555	25,728

Earnings before income taxes	$64,320	$93,505	$183,217	$219,866

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
THIRD QUARTER ENDED	APR. 30, 2009	APR. 30, 2008	% CHANGE	IMPACT	CURRENCY
			Increase/(Decrease)
Industrial
By Market:
Energy, Water & Process Technologies	$207,382	$252,253	(17.8)	$(27,065)	(7.1)
Aerospace & Transportation	73,842	79,143	(6.7)	(7,820)	3.2
Microelectronics	38,339	77,288	(50.4)	(3,645)	(45.7)

Total Industrial	$319,563	$408,684	(21.8)	$(38,530)	(12.4)

By Geography:
Western Hemisphere	$98,557	$108,621	(9.3)	$(2,423)	(7.0)
Europe	114,511	170,688	(32.9)	(26,961)	(17.1)
Asia	106,495	129,375	(17.7)	(9,146)	(10.6)

Total Industrial	$319,563	$408,684	(21.8)	$(38,530)	(12.4)

Life Sciences
By Market:
Medical (a)	$98,051	$102,245	(4.1)	$(9,560)	5.2
BioPharmaceuticals (a)	138,269	150,751	(8.3)	(17,374)	3.2

Total Life Sciences	$236,320	$252,996	(6.6)	$(26,934)	4.1

By Geography:
Western Hemisphere	$92,170	$95,387	(3.4)	$(704)	(2.6)
Europe	107,663	125,068	(13.9)	(23,854)	5.2
Asia	36,487	32,541	12.1	(2,376)	19.4

Total Life Sciences	$236,320	$252,996	(6.6)	$(26,934)	4.1

(a)	Amounts reflect inclusion of the Laboratory market within the BioPharmaceuticals market effective August 1, 2008.

PALL CORPORATION
SUPPLEMENTAL SEGMENT SALES INFORMATION BY MARKET AND GEOGRAPHY
(Unaudited)
(Dollar Amounts in Thousands)

				EXCHANGE	% CHANGE
				RATE	IN LOCAL
NINE MONTHS ENDED	APR. 30, 2009	APR. 30, 2008	% CHANGE	IMPACT	CURRENCY
			Increase/(Decrease)
Industrial
By Market:
Energy, Water & Process Technologies	$626,313	$692,947	(9.6)	$(46,200)	(2.9)
Aerospace & Transportation	212,925	216,415	(1.6)	(14,908)	5.3
Microelectronics	156,292	226,982	(31.1)	(3,470)	(29.6)

Total Industrial	$995,530	$1,136,344	(12.4)	$(64,578)	(6.7)

By Geography:
Western Hemisphere	$300,521	$304,530	(1.3)	$(5,250)	0.4
Europe	364,031	452,456	(19.5)	(48,533)	(8.8)
Asia	330,978	379,358	(12.8)	(10,795)	(9.9)

Total Industrial	$995,530	$1,136,344	(12.4)	$(64,578)	(6.7)

Life Sciences
By Market:
Medical (a)	$287,344	$302,919	(5.1)	$(16,466)	0.3
BioPharmaceuticals (a)	394,327	409,171	(3.6)	(29,433)	3.6

Total Life Sciences	$681,671	$712,090	(4.3)	$(45,899)	2.2

By Geography:
Western Hemisphere	$258,353	$278,286	(7.2)	$(1,670)	(6.6)
Europe	324,797	343,561	(5.5)	(42,100)	6.8
Asia	98,521	90,243	9.2	(2,129)	11.5

Total Life Sciences	$681,671	$712,090	(4.3)	$(45,899)	2.2

(a)	Amounts reflect inclusion of the Laboratory market within the BioPharmaceuticals market effective August 1, 2008.
Contact:
Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: 516-801-9848
Email: piannucci@pall.com